QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of MarkWest Energy Partners, L.P. and MarkWest Energy Finance Corporation of (i) our report dated April 15, 2005 relating to the financial statements of Javelina Company, which appears in the Current Report on Form 8-K/A (Amendment No. 1) of MarkWest Energy Partners, L.P. dated November 1, 2005 and (ii) our report dated March 29, 2005 relating to the financial statements of Starfish Pipeline Company, L.L.C. and subsidiaries, which appears in the Current Report on Form 8-K/A (Amendment No. 1) of MarkWest Energy Partners, L.P. dated March 31, 2005. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
January 17, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM